EXHIBIT 5.1

Lehman & Eilen LLP
20283 State Road 7, Suite 300
Boca Raton, FL 33498
Telephone (561) 237-0804
Facsimile (561) 237-0803

March 5, 2008

The Board of Directors
Aceto Corporation
One Hollow Lane
Lake Success, New York 11042

Re: Registration Statement on Form S-8

Gentlemen:

We are counsel to Aceto Corporation, a New York corporation (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933 of a registration statement on Form S-8 (the “Registration Statement”) relating to 700,000 shares (the “Shares”) of the Company’s common stock, par value $.01, issuable upon the exercise of options granted pursuant to the Company’s 2007 Long-Term Performance Incentive Plan (the “2007 Plan”).

We have examined all instruments, documents and records with we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

We are admitted to practice in the State of New York and we express no opinion concerning any law other than the law of the State of New York and the federal law of the United States.

Based on such examination, we are of the opinion that the 700,000 shares of Common Stock which may be issued under the 2007 Plan have been duly and validly authorized and, when issued against receipt of the consideration therefore in accordance with the provisions of the 2007 Plan, will be validly issued, fully paid and nonassessable.

This opinion is rendered to you in connection with the Registration Statement and we disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name wherever it appears in said Registration Statement.

Very truly yours,

Lehman & Eilen LLP

By: /s/ Hank Gracin
Name: Hank Gracin
Title: Partner